Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-233387) of River Financial Corporation of our report dated October 21, 2025 relating to the financial statements and supplemental schedule of the River Bank & Trust 401(k) Employee Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2024.

/s/ Mauldin & Jenkins, LLC

Birmingham, Alabama

December 15, 2025